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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE
HUDSON VALLEY HOLDING CORP.                  CONTACT: JAMES J. LANDY
21 SCARSDALE ROAD                                     PRESIDENT & CEO
YONKERS, NY 10707                                     (914) 771-3230

                           HUDSON VALLEY HOLDING CORP.
                     APPOINTS BRUNO J. GIOFFRE AS DIRECTOR

Yonkers, N.Y., November 29, 2006 - William E. Griffin, Chairman of the board of Hudson Valley Holding Corp., announced that effective November 28, 2006, Bruno
J. Gioffre was appointed to the Board of Directors of Hudson Valley Holding Corp. and Hudson Valley Bank. "Bruno's extensive legal and banking experience and his knowledge of and service to the local community, make him an ideal candidate for our Board," Mr. Griffin said. "We are proud to have him join us as a Director."

A lifelong resident of the Town of Rye, which includes Rye Brook and Port Chester, Mr. Gioffre is a well-known real estate development, finance and zoning attorney, former Justice of the town of Rye and former Chairman of the Board of Sound federal Savings bank.

He was elected Rye Town Justice in 1996 and was reelected for eight additional successive four-year terms until his retirement in 1999. He started his career in law as a partner with his father, Anthony Gioffre, former Mayor of Port Chester and member of the New York State Assembly and New York State Senate, forming the firm of Gioffre & Gioffre. Bruno now serves as Counsel to the firm, where his daughter, Lisa Gioffre Baird is the senior member. As an attorney, he has represented clients in projects ranging from residential, townhouse, and apartment developments to office buildings and nursing home construction.

Mr. Gioffre was named to membership on the Board of Sound Federal in 1975, general counsel to the Bank in 1988 and elected Chairman in 1997. As Chairman, he presided over the conversion of the bank to a publicly held banking corporation listed on the NASDAQ exchange and the growth of the bank from approximately $145 million to over $1 billion in assets. He remained Chairman until the Bank was acquired by Hudson City Savings Bank in July 2006.

Long active in the local community, Mr. Gioffre has served as counsel to many religious, philanthropic and charitable organizations. He is a former Trustee of the Port Chester Public Library, past Vice Chairman of the New York United Hospital Medical Center and presently a member of the Board of Trustees of Greenwich (CT) Hospital.

"We look forward to working with Bruno to grow Hudson Valley Bank, while maintaining our commitment to local banking," Mr. Griffin said.

Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and NYNB Bank (NYNB). Hudson Valley Bank is a Westchester based bank with more than $2 billion in assets, serving the metropolitan area with 21 branches located in Westchester, the Bronx, Manhattan and Queens. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB Bank is a Bronx based bank with approximately $140 million in assets serving the local communities of the South Bronx, Upper Manhattan and Roosevelt Island with five branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.'s stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board. Additional information on Hudson Valley Bank and NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.

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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in the Company's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.